UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Li-Cycle Holdings Corp.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2024, Li-Cycle Holdings Corp., an Ontario corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”) pursuant to which the Company may, from time to time, offer and sell common shares of the Company, without par value, having an aggregate offering price of up to $75,000,000 (the “Shares”), through an “at the market” equity offering program through B. Riley as the Company’s sales agent or principal.

B. Riley is not required to sell any specific number or dollar amount of Shares but will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company based on instructions from the Company. Under the Sales Agreement, the Company will set the parameters for the sale of Shares, including any price, time or size limits or other customary parameters or conditions. Subject to the terms and conditions of the Sales Agreement, sales of the Shares under the Sales Agreement, if any, will be deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, made by any method permitted by law including without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Shares, to or through a market maker or in privately negotiated transactions.

The Company will pay B. Riley a commission up to 3.0% of the gross proceeds of any Shares sold through B. Riley under the Sales Agreement. The Sales Agreement contains, among other things customary representations, warranties and covenants by the Company and indemnification obligations of the Company to B. Riley. The Sales Agreement may be terminated by the Company upon written notice to B. Riley or by B. Riley upon written notice to the Company.

Any sale of Shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-278010) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, which was declared effective by the SEC on March 29, 2024. The Company will file a prospectus supplement with the SEC related to the offer and sale of common shares pursuant to the Sales Agreement. The Company plans to use the net proceeds from any sales pursuant to the Sales Agreement for general corporate purposes.

The foregoing is only a brief description of the material terms of the Sales Agreement and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and are solely for the benefit of the parties to such agreement.

McCarthy Tétrault LLP, counsel to the Company, has issued an opinion to the Company, dated June 28, 2024, regarding the valid issuance of the Shares to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated as of June 28, 2024, by and between Li-Cycle Holdings Corp. and B. Riley Securities, Inc.

5.1	Opinion of McCarthy Tétrault LLP.

23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & CEO and Director

Date: June 28, 2024